EXHIBIT (23)-1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1993 Consultants Stock Option Plan of HEALTHSOUTH Corporation of our report dated March 12, 2002, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Birmingham, Alabama
June 25, 2002